Exhibit 4.2.1

Annex No. 2 to contract No. P81044

1. Set-up charges and minimum order size:

1.1. Tetra Brik / Tetra Brik Aseptic / Tetra Prizma Aseptic (juice/milk)

Minimum order size without set-up charge equals to [*] packs.

Set-up Charges for the listed materials must be charged for individual order or co-print less than [*] packs as a lump sum per printing method:

Flexo / Flexoprocess	+ [*] EURO per order
Roto / Offset	+ [*] EURO per order

Set-up Charge does not include VAT and must be shown in the invoice separately.

In case of partial deliveries, total amount of set-up charge is to be added to the first invoice.

1.2. Tetra Fino Aseptic

Minimum order size without Low Quantity set-up charge equals to [*] packs.

Set-up charges for the listed materials must be charged for individual order or co-print less than [*] packs as a lump sum per printing method:

Flexo / Flexoprocess	+ [*] EURO per order
Roto / Offset	+ [*] EURO per order

Set-up charge does not include VAT and must be shown in the invoice separately.

In case of the partial delivery with quantity not less than [*] packs, total amount of set-up charge is to be added to the first invoice.

1.3. Tetra Top

During the period 01/03/08 — 31/12/08 minimum order size without Low Quantity Set-up charges equals to [*] packs.

Set-up Charges for the listed materials must be charged for individual order or co-print less than [*] packs as a lump sum per printing method:

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex No. 2 to contract No. P81044

Flexo / Flexoprocess	+ [*] EURO per order
Roto / Offset	+ [*] EURO per order

Set-up charge does not include VAT and must be shown in the invoice separately.

In case of the partial delivery with quantity not less than [*] packs, total amount of set-up charge is to be added to the first invoice.

1.4. Minimum production order size for roll packaging material — 1 roll.

125 ml – minimum 520 000 packs

160 – 300 ml – minimum 370 000 packs

330 – 600 ml – minimum 210 000 packs

750 – 1000 ml – minimum 120 000 packs

over 1000 ml – minimum 80 000 packs

2. Low Quantity Surcharges for Blank Packaging Material Tetra Rex.

2.1. Tetra Rex Low Quantity Surcharge scheme:

Order (1000 packs)	Surcharge (EURO / 1000 packs)
[*]	[*]
[*]	[*]

Low Quantity Surcharges are based on ordered quantity. When ordering quantities stipulated in column “Order” a sum of EURO stipulated in column “Surcharge” should be added to the price.

2.2. Minimum production order size for blank material Tetra Rex equals to 50 000 packs.

3. Order Routine for packaging material.

3.1. The term “Single order” should be interpreted as Buyer’s order for production of certain quantity of packaging material with one approved design.

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex No. 2 to contract No. P81044

3.2. The term “Co-print order” should be interpreted as a set of single orders with designs of similar colors in quantity multiple to:

• 4 for factories TP Kiev, TP Wrexham, TP Lund, TP Izmir, packaging material TBA/m, TFA/m, TBA/j 1000ml Base, 1000ml Slim, 1500ml Slim, 2000ml Slim, TB/m 1000ml and 500ml

• 5 for factories TP Kiev, TP Lund, TP Gorny Milanovec, TP Arganda, TP Limburg, TP Moscow, packaging material TBA/m 500ml Slim, 1000ml Base, 1000ml Slim, 1000ml Square, 1500ml Slim, TBA/j 1000ml Slim, 1500ml Slim, TPA/j 1000ml Square, TB/m 500ml Square, 1000ml Square

• 6 for factories TP Kiev, TP Lund, TP Gorny Milanovec, TP Dijon, packaging material TBA/m, TBA/j 200ml Base, 200ml Slim, 200ml Square

• 7 for factories TP Kiev, TP Lund, TP Wrexham, TP Arganda, packaging material TT/m 150ml Mini,  TPA/m 250ml Square, 330ml Square, TBA/m 200ml Base, TBA/j 200ml Base, TBA/m 200ml Slim.

“Co-print order” term is valid only for roll-fed material Tetra Brik, Tetra Brik Aseptic, Tetra Prizma Aseptic, Tetra Fino Aseptic, Tetra Top.

3.3. The order for roll-fed packaging material should be placed in quantity divisible by one mother reel for respective type of package.

3.4. Single order or co-print order forms an integral part of the present Contract, should be issued in accordance with enclosed form and should contain the following information:

• customer name;

• product name and design number with indication of plate numbers;

• type/volume of package;

• quantity of ordered material;

• requested date of arrival of the Goods at the Buyer’s warehouse;

• place of production of packaging material.

3.5. The order should be sent to the address of

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex No. 2 to contract No. P81044

Customer Service Representative (CSR) via e-business electronic system (in most cases) or, in exceptional cases, via e-mail/fax.

3.6. Within 2 (two) working weeks upon receipt of the order the Seller shall inform the Buyer by fax or e-mail that the order has been accepted by the factory for production. The order forms an integral part of the present contract from the moment the Buyer receives the confirmation from the Seller.

3.7. Should there is no confirmation sent by the Seller, the order is considered unplaced.

4. Launch of new products.

The Seller grants to the Buyer the right to place [*] first orders free of Low Quality surcharge for a new product in the existing package format or for the products in new Tetra Pak package format.

FOR AND ON BEHALF OF THE SELLER

Date: 01 March 2008 ________________________ /s/ (W. Muehling Commercial Operations Director)

FOR AND ON BEHALF OF THE BUYER

Date: 01 March 2008 ________________________ /s/ (Skorobogatov A.V. Purchasing Director)

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission

Annex No. 2 to contract No. P81044

Sample Production Order Form

Ordered by	Number of design with plates	Description of design	Format/volume	Quantity	Requested ship date	Address of recipient	Plant
TsMK	34-1497	Domik v derevnye 3% milk	TBA 100g	500 000	20.03.07		Moscow

THE SELLER	THE BUYER

“[*]” means that certain confidential material has been filed separately with the Securities and Exchange Commission